Exhibit 99.1

Poniard Pharmaceuticals Reports Third Quarter 2011 Financial Results

SAN FRANCISCO, Calif. – October 28, 2011 – Poniard Pharmaceuticals, Inc. (Nasdaq: PARD), a biopharmaceutical company focused on innovative oncology therapies, today reported financial results for the third quarter ended September 30, 2011.

“Poniard remains focused on its goal of maximizing long-term shareholder value through the execution of our proposed merger with ALLOZYNE,” stated Ronald Martell, chief executive officer of Poniard. “With our Registration Statement on Form S-4 now effective, we encourage shareholders to carefully review the definitive proxy materials/prospectus/consent solicitation describing the transaction and to vote to approve the issuance of Poniard common stock in the merger and the other proposals described in the proxy statement/prospectus/consent solicitation. We believe that ALLOZYNE”s promising autoimmune product portfolio and proprietary protein engineering platform, together with our oncology assets, will create a dynamic company with a multifaceted strategy, diverse pipeline, multiple partnering opportunities and a technology platform to fuel long-term growth. With shareholder support, we expect to close the transaction before year-end.”

Third Quarter 2011 and Recent Corporate Developments

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Registration Statement for the Proposed Merger with ALLOZYNE Declared Effective. On October 7, 2011, Poniard announced that the Securities and Exchange Commission (SEC) declared effective Poniard’s Registration Statement on Form S-4 relating to the previously announced proposed merger between Poniard and ALLOZYNE. The boards of directors of both companies have approved the merger transaction, which is subject to customary closing conditions, including approval by ALLOZYNE’s and Poniard’s respective stockholders and receipt of approval for listing of the combined company’s common stock on The Nasdaq Capital Market.

The Registration Statement includes proxy materials for a special meeting of Poniard shareholders, which will be held at 9:00 a.m. on November 21, 2011, at the offices of Bay City Capital, located at 750 Battery Street, Suite 400, South San Francisco, CA 94111. Poniard shareholders of record on October 4, 2011 are entitled to vote at the special meeting. At the meeting, Poniard shareholders will be asked to approve the issuance of Poniard common stock and the resulting change of control of Poniard pursuant to the merger agreement and the amendment of Poniard’s articles of incorporation to effect a reverse stock split of Poniard’s outstanding common stock, at a ratio of 1-for-40. See “Important Additional Information filed with the SEC” below.

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Independent Firm Recommends Shareholders Vote “FOR” Proposals in Proxy Statement. On October 25, 2011, Egan-Jones Proxy Services, an independent proxy advisory firm, recommended that Poniard shareholders vote “FOR” all proposals listed in the Company’s proxy statement, including a proposal related to the issuance of common stock in connection with the proposed merger with ALLOZYNE and the proposal to effect the 1-for-40 reverse stock split.

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Nasdaq Continued Listing. On September 6, 2011, Poniard announced that it received written notification that the Nasdaq Hearings Panel had granted the Company’s request for continued listing of its common stock on The Nasdaq Capital Market, subject to satisfaction of certain conditions by December 31, 2011, including receipt of shareholder approval of the merger with ALLOZYNE and a reverse stock split in a ratio sufficient to allow the stock to trade above $4.00 per share and receipt of approval from Nasdaq of the combined company’s application for initial listing on The Nasdaq Capital Market upon completion of the merger.

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Ongoing Efforts to Partner Picoplatin. In addition to pursuing the merger with ALLOZYNE, Poniard continues to actively explore potential strategic partnering and other collaborative arrangements to fund the continued development and commercialization of picoplatin worldwide.

Third Quarter 2011 Unaudited Financial Results

For the quarter ended September 30, 2011, Poniard reported a net loss of $3.8 million ($0.06 diluted loss per share on a loss applicable to common shares of $3.8 million), compared with a net loss of $6.4 million ($0.13 diluted loss per share on a loss applicable to common shares of $6.5 million) for the quarter ended September 30, 2010. For the first nine months of 2011, the net loss was $10.9 million ($0.20 diluted loss per share on a loss applicable to common shares of $11.0 million), compared to a net loss of $24.9 million ($0.55 diluted loss per share on a loss applicable to common shares of $25.6 million) for the same period in 2010.

Total operating expenses for the quarter ended September 30, 2011 were $3.7 million, compared with $6.0 million for the quarter ended September 30, 2010. Year to date, total operating expenses were $10.8 million compared to $23.2 million for the first nine months of 2010. Total operating expenses for the first nine months of 2010 included a charge of $1.6 million related to two workforce reductions.

Research and development expenses were $0.3 million for the quarter ended September 30, 2011, compared with $0.9 million for the quarter ended September 30, 2010. Year to date, research and development expenses were $1.1 million, compared to $7.9 million for the same period in 2010.

General and administrative expenses were $3.5 million for the quarter ended September 30, 2011, compared with $5.1 million for the quarter ended September 30, 2010. Year to date, general and administrative expenses were $9.8 million, compared to $13.7 million for the same period in 2010.

Cash and investment securities as of September 30, 2011 were $2.0 million, compared to $4.3 million as of December 31, 2010. The Company believes that its current cash resources and cash equivalents will be adequate to continue operations at substantially their current level into the fourth quarter of 2011. The Company’s operating budget, however, does not include additional costs associated with the proposed merger with ALLOZYNE or, if the Company is unable to complete the proposed merger, the costs of a liquidation and winding up the Company. These costs may be substantial and include costs incurred in connection with the proposed merger, estimated to total approximately $1.6 million, in addition to severance and accrued vacation expense, accelerated payments due under existing contracts, and legal, accounting and/or advisory fees. Poniard can provide no assurance that it will have sufficient cash to cover these additional costs.

If the merger with ALLOZYNE is not completed, the Company’s board of directors will be required to explore alternatives for the Company’s business and assets. These alternatives might include raising capital, seeking to merge or combine with another company, seeking dissolution and liquidation, or initiating bankruptcy proceedings. There can be no assurance that any third party will be interested in merging with the Company or would agree to a price and other terms that the Company would deem adequate or that its shareholders would approve any such transaction. Although Poniard may try to pursue an alternative transaction and would seek to continue its current efforts to enter into a partnership or other strategic collaboration to support the continued development of picoplatin, the Company likely will have very limited cash resources and, unless it raises additional capital, likely will be forced to file for federal bankruptcy protection.

Important Additional Information Filed with the SEC

On July 25, 2011, Poniard filed a Registration Statement on Form S-4 (No. 333-75778), which included a preliminary proxy statement/prospectus/consent solicitation in connection with the merger. The Registration Statement was declared effective on October 7, 2011 and the definitive proxy statement/prospectus/consent solicitation dated October 10, 2011, was mailed to Poniard and ALLOZYNE stockholders on or about October 13, 2011. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION DATED OCTOBER 10, 2011 AND ANY SUPPLEMENTS OR AMENDMENTS THERETO BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT PONIARD, ALLOZNE AND THE MERGER.

Investors and security holders may obtain free copies of the definitive proxy statement /prospectus/consent solicitation and other documents filed with the SEC by Poniard through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders can obtain free copies of these materials from Poniard by calling Poniard Investor Relations at (650) 583-3774, by requesting them in writing from Poniard, 750 Battery Street, Suite 330, San Francisco, CA 94111, or, or by visiting the Poniard website at http://www.poniard.com.

Poniard and its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in favor of the proposed transaction. Information regarding the directors and executive officers of Poniard and their interests in the proposed transaction is available in the definitive proxy statement/prospectus/consent solicitation.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information please visit http://www.poniard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Words such as “expect,” “estimate,” “project,” “forecast,” “anticipate,” “may,” “will,” “can,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding corporate strategy, forecasts of product development and potential commercialization, potential partnering opportunities and the goals thereof, the Company’s ability to consummate the merger with ALLOZYNE, the potential benefits of the proposed merger, potential transaction timing, anticipated future operations, projected capital needs, the availability of future funding and other matters that involve known and unknown benefits, risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk include, among others: Poniard’s current cash position, the failure of the Poniard or ALLOZYNE stockholders to approve the merger and/or the required reverse stock split; Poniard’s ability to satisfy Nasdaq conditions for continued or initial listing of its common stock; actions by the SEC or Nasdaq; the failure of Poniard or ALLOZYNE to meet any of the conditions to the closing of the merger; the failure to realize the anticipated benefits of the merger or delay in realization thereof; the cash positions of Poniard and ALLOZYNE at closing of the merger; the ability of the combined company to obtain substantial additional financing on a timely basis and on favorable terms; the difficulty of developing biopharmaceutical products and obtaining regulatory or other approvals; the uncertainty regarding market acceptance of any products for which regulatory approval is obtained; whether certain market segments grow as anticipated; the competitive environment in the biopharmaceutical industry; the potential inability of Poniard to obtain, maintain, and enforce patent and other intellectual property protection for its product candidates; the success of future clinical trials; and the ability of Poniard to enter into and maintain collaborative arrangements to develop picoplatin on favorable terms. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Poniard’s Annual Report on Form 10-K for the year ended December 31, 2010 and Poniard’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. In addition, investors and security holders are also urged to read carefully the risk factors set forth in the definitive proxy statement/prospectus/consent solicitation dated October 10, 2011.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Poniard undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

For Further Information:

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

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Poniard Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	287	891	1,062	7,870
General and administrative	3,461	5,060	9,756	13,747
Restructuring	0	0	0	1,626

Total operating expenses	3,748	5,951	10,818	23,243

Loss from operations	(3,748)	(5,951)	(10,818)	(23,243)

Other income (expense), net	(23)	(498)	(57)	(1,641)

Net loss	(3,771)	(6,449)	(10,875)	(24,884)
Preferred stock dividends	(48)	(48)	(144)	(688)

Loss applicable to common shares	$(3,819)	$(6,497)	$(11,019)	$(25,572)

Loss per share:
Basic and diluted	$(0.06)	$(0.13)	$(0.20)	$(0.55)

Shares used in calculation of loss per share:
Basic and diluted	59,934	48,237	54,506	46,357

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)	(Note 1)
ASSETS:
Cash and investment securities	$1,984	$4,330
Cash - restricted	22	158
Facilities and equipment, net	18	49
Licensed products, net	5,466	6,377
Other assets	246	729

Total assets	$7,736	$11,643

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities	$2,979	$1,616
Long term liabilities	1,640	1,574
Shareholders’ equity	3,117	8,453

Total liabilities and shareholders’ equity	$7,736	$11,643

Note 1: Derived from audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.